UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011

Morgan’s Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-08395	34-0562210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4829 Galaxy Parkway., Suite S, Cleveland, OH		44128
(Address of Principal Executive Offices)		(Zip Code)

(216) 359-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Morgan’s Foods, Inc.

Current Report on Form 8-K

ITEM 1.01	Entry into a Material Definitive Agreement

On June 23, 2011, Morgan’s Foods, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with the following officers and directors (each an “Indemnified Person”) replacing previous agreements:

Marilyn A. Eisele, Director

Bahman Guyuron, Director

Steven S. Kaufman, Director

Bernard Lerner, Director

Leonard R. Stein-Sapir, Chairman and Chief Executive Officer, Director

James J. Liguori, President and Chief Operating Officer, Director

Kenneth L. Hignett, Senior Vice President, Chief Financial Officer, Director

Barton J. Craig, Senior Vice President, Chief Legal Officer

Ramesh J. Gursahaney, Vice President, Operations Services

Vincent J. Oddi, Vice President, Restaurant Development

In order to address potential limitations in directors and officers (“D&O”) insurance and to induce the Indemnified Person to continue to serve as an officer and/or director of the Company, the Company entered into the Indemnification Agreement with the Indemnified Person. The Indemnification Agreement replaces similar agreements entered into by the Company and the Indemnified Persons in 1999, with the exception of Marilyn A. Eisele and Bahman Guyuron, each of whom had no previous agreement. In consideration of the continued service as an officer and/or director of the Company the Indemnification Agreement provides that the Company will indemnify the Indemnified Person to the fullest extent not otherwise prohibited by the statute or other applicable law, including without limitation indemnity against any and all costs and expenses, in connection with any threatened, pending, or completed action, suit or proceeding, arbitration or other alternative dispute resolution mechanism, whether domestic or foreign, whether civil, criminal, administrative, or investigative, to which the Indemnified Person is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time: (i) as a director, officer or agent of the Company; or (ii) at the request of the Company as a director, officer, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, director benefit plan, or other enterprise or entity, whether domestic or foreign. Under the Indemnification Agreement there is no Company indemnity obligation (i) except to the extent that the aggregate amount of losses to be indemnified exceed the aggregate amount of such losses for which the Indemnified Person is actually paid or reimbursed pursuant to D&O insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries; (ii) on account of any proceeding in which judgment is rendered against the Indemnified Person for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; (iii) on account of the Indemnified Person’s conduct which is determined to have been knowingly fraudulent, deliberately dishonest, or willful misconduct, except to the extent such indemnity is otherwise permitted under the statute; (iv) with respect to any remuneration paid to Indemnified Person determined by a court having jurisdiction to have been in violation of law; and (v) if it shall have been determined by a court having jurisdiction that indemnification is not lawful.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The following is a brief description of the matters voted upon at the Company’s Annual Meeting of Shareholders held on June 24, 2011:

1. Proposal One – Director Election. The following persons were elected as directors by the listed vote and will serve until the next Annual Meeting of Shareholders:

Director	For	Withheld	Broker Non-votes
Marilyn A. Eisele	1,156,968	302,847	1,287,281
Bahman Guyuron, M.D.	1,157,142	302,673	1,287,281
Kenneth L. Hignett	1,148,418	311,397	1,287,281
Steven S. Kaufman	1,157,242	302,573	1,287,281
Bernard Lerner	1,157,226	302,589	1,287,281
James J. Liguori	1,148,418	311,397	1,287,281
Leonard R. Stein-Sapir	1,148,334	311,481	1,287,281

2. Proposal Two – Ratification of the selection of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending February 26, 2012:

For	2,724,683 votes
Against	18,498 votes
Abstain	242 votes
Broker non-votes	187,899 votes

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.8	Form of Indemnification Agreement dated June 23, 2011

Dated: June 29, 2011	MORGAN’S FOODS, INC.

	By:	/s/ KENNETH L. HIGNETT
	Name:	Kenneth L. Hignett
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.8	Form of Indemnification Agreement dated June 23, 2011

4